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                                                                  EXHIBIT 10(JJ)

                              AMENDMENT NUMBER ONE
                                       TO
                 THE B.F.GOODRICH COMPANY 2001 STOCK OPTION PLAN

Pursuant to the powers of amendment reserved to it in Section 28 of The B.F.Goodrich Company 2001 Stock Option Plan (the "Plan"), Goodrich Corporation (formerly The B.F.Goodrich Company) (the "Company") hereby amends the Plan as follows:

1. The name of the Plan shall be amended and the Plan henceforth shall be called the Goodrich Corporation 2001 Stock Option Plan. In addition, the definition of the term "Company" as used in the Plan henceforth shall refer to Goodrich Corporation.

2. Section 9 of the Plan hereby is amended by inserting the following sentence at the end thereof:

                  Any Restricted Share Award which is conditioned upon attainment of specific Performance Objectives shall have a minimum performance period of one year, except in the case of death, disability or retirement and except as otherwise provided pursuant to Section 26.

3. Section 11 of the Plan hereby is amended by deleting the words "two years and ten months" in the second sentence thereof and inserting in lieu thereof the words "three years".

4. Except as amended hereby, all of the terms and conditions of the Plan shall remain unchanged and in full force and effect.


                                       GOODRICH CORPORATION


                                       By:
                                           ----------------------------------
                                       Name:  Terrence G. Linnert
                                       Title:  Senior Vice President, Human
                                               Resources and Administration,
                                               General Counsel and Secretary